                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 ---------------

                    COLONIAL NEW YORK INSURED MUNICIPAL FUND
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Massachusetts
----------------------------------------              -------------------
(State of incorporation or organization)               (I.R.S. Employer
                                                      Identification No.)

c/o Colonial Management Associates, Inc.
   One Financial Center, Boston, MA                          02111
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(Address of principal executive offices)                  (Zip Code)

If this Form relates to the             If this Form relates to the
registration of a class of              registration of a class of
debt securities and is                  debt securities and is
effective upon filing pursuant          to become effective
to General Instruction A(c)             simultaneously with
please check the following              the effectiveness
box:  [ ]                               of a concurrent
                                        registration statement
                                        under the Securities Act
                                        of 1933 pursuant to General
                                        Instruction A(d), please
                                        check the following
                                        box:  [ ]

Securities Act registration statement file number pursuant to which this form
relates:     333-84991     .
         -----------------
         (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class          Name of each exchange on which
         to be so registered:         each class is to be registered:
         --------------------         -------------------------------

    Common Shares of Beneficial           American Stock Exchange
    Interest Without Par Value


Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Reference is hereby made to the sections entitled "Description of Shares" as contained in the Registration Statement on Form N-2 of Colonial New York Insured Municipal Fund, as filed with the Securities and Exchange Commission (the "Commission") on August 11, 1999 (Securities Act File No. 333-84991 and Investment Company Act File No. 811-09539) (the "Original Registration Statement"), as amended by Pre-Effective Amendment No. 1 to the Original Registration Statement, as filed with the Commission on September 9, 1999, Pre-Effective Amendment No. 2 to the Original Registration Statement, as filed with the Commission on September 27, 1999, and Pre-Effective Amendment No. 3 to the Original Registration Statement, as filed with the Commission on November 4, 1999, which is incorporated herein by reference.


Item 2.  EXHIBITS.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

                                    SIGNATURE

         A copy of the Agreement and Declaration of Trust of Colonial New York Insured Municipal Fund (the "Trust") is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trust by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but binding only upon the assets and property of the Trust.

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    COLONIAL NEW YORK INSURED MUNICIPAL FUND

Date: November 12, 1999             By: /s/ Suzan M. Barron
      -----------------                 ------------------------------------
                                        Name: Suzan M. Barron
                                        Title: Asst. Secretary




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